Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT


The Board of Directors and Shareholders
Dialogic Corporation
Parsippany, New Jersey 07054

We consent to the incorporation by reference in Registration Statements No. 333-08183, No. 333-11373, and No. 333-26993 of Dialogic Corporation of Form S-8 and Registration Statement No. 333-11369 and Amendment No. 1 to Registration No. 333-11369 of Dialogic Corporation on Form S-3 of our report dated January 27, 1999 (except for Note 10, as to which this date is March 2, 1999), incorporated by reference in this Annual Report on Form 10-K of Dialogic Corporation for the year ended December 31, 1998.


/s/ Deloitte & Touche LLP

Parsippany, New Jersey
March 24, 1999